EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019
BUFFALO, NY, January 31, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2019 third quarter, which ended December 31, 2018.
Third Quarter Highlights (compared with prior-year period)

•	Blueprint for Growth strategy working: 80/20 process delivered cost savings and improved earnings power

•	Strong cash generation: Paid down more than $50 million in debt year-to-date; net leverage ratio now less than 2x

•	Market share gains support revenue growth of 4%; adjusted for FX, revenue grew more than 6%

•	Gross margin was 33.8%, up 90 bps; delivered 7th consecutive quarter of year-over-year expansion
Mark Morelli, President and CEO of Columbus McKinnon, commented, “Our financial results are demonstrating that our Blueprint for Growth strategy is working. We have rapidly deployed our 80/20 process through approximately half of Columbus McKinnon and as a result are improving customer response time, reducing costs and streamlining processes. Our strong performance reflects our success in simplifying the business, improving operational efficiencies, ramping our growth engine and strengthening earnings power.”
The net loss on held for sale businesses of $15.6 million includes the gain on the sale of the Tire Shredder business and an additional impairment on the remaining businesses held for sale, reflecting management’s estimate of their fair market value.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

Third Quarter Fiscal 2019 Sales

($ in millions)	Q3 FY 19	Q3 FY 18	Change	% Change
Net sales	$217.4	$208.7	$8.7	4.2%

U.S. sales	$116.0	$108.1	$7.9	7.3%
% of total	53%	52%
Non-U.S. sales	$101.4	$100.6	$0.8	0.8%
% of total	47%	48%
Higher sales were driven by strong volume in the U.S. and Canada and pricing in EMEA. Excluding the effect of foreign currency translation, sales increased 6.1%.
Third Quarter Fiscal 2019 Operating Results

($ in millions)	Q3 FY 19	Q3 FY 18	Change	% Change
Gross profit	$73.4	$68.7	$4.7	6.9%
Gross margin	33.8%	32.9%	90 bps
Income from operations	$6.6	$13.7	$(7.1)	(51.5)%
Operating margin	3.1%	6.6%	(350) bps
Net income (loss)	$(0.8)	$(10.6)	$9.8	NM
Diluted EPS	$(0.03)	$(0.46)	$0.43	NM
Adjusted EBITDA *	$30.8	$26.9	$3.9	14.6%
Adjusted EBITDA margin	14.2%	12.9%	130 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Gross profit and gross margin improvement were largely the result of higher volume and productivity improvements from operational excellence measures and lower medical costs. Pricing more than offset material cost inflation. For more information on changes in gross profit, please see the table on page 8 of this release. Adjusted income from operations was $22.9 million, up $5.1 million, or 28.9%, over the third quarter of fiscal 2018. Adjusted operating margin expanded 200 basis points from the effects of 80/20 simplification and lower selling expenses. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 11 of this release.
Adjusted net income for the quarter was $14.5 million, or $0.61 per diluted share, compared with $10.4 million, or $0.44 per diluted share, in the prior-year period. Adjusted EBITDA margin was 14.2%. Please see the reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share on page 12 of this release.
Fourth Quarter Fiscal 2019 Outlook
Excluding the businesses expected to be divested, orders in the third quarter grew more than 5% and backlog increased at a similar rate. With the continued strength, the Company expects year-over-year sales growth in the fourth quarter of fiscal 2019 to be approximately 4% to 5%, excluding an approximate 3% to 4% anticipated headwind from foreign currency translation, the impact of the divestiture of the Tire Shredder business and the timing of remaining divestitures. Last year’s fiscal fourth quarter included $3.3 million in revenue related to the Tire Shredder business, which was divested December 28, 2018. The sale of Crane Equipment & Service, Inc. is expected to close by the end of February 2019. That business had $1.5 million in revenue in the month of March 2018. The sales process is ongoing for Stahlhammer Bommern GmbH.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors. To listen to the archived call, dial 412-317-6671 and enter the passcode 13686186. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, February 7, 2019. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 process to simplify operations, the ability of the Company’s operational excellence initiatives to drive profitability, the success of the Company’s new products to enhance revenue, the timing and success of the divestitures, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2018	December 31, 2017	Change
Net sales	$217,415	$208,725	4.2%
Cost of products sold	144,010	140,029	2.8%
Gross profit	73,405	68,696	6.9%
Gross profit margin	33.8%	32.9%
Selling expenses	23,858	25,467	(6.3)%
% of net sales	11.0%	12.2%
General and administrative expenses	20,379	22,318	(8.7)%
% of net sales	9.4%	10.7%
Research and development expenses	3,271	3,293	(0.7)%
% of net sales	1.5%	1.6%
Net loss on held for sale businesses	15,550	—	NM
Amortization of intangibles	3,701	3,908	(5.3)%
Income from operations	6,646	13,710	(51.5)%
Operating margin	3.1%	6.6%
Interest and debt expense	4,330	4,864	(11.0)%
Investment (income) loss, net	82	(53)	NM
Foreign currency exchange (gain) loss	(25)	312	NM
Other (income) expense, net	(70)	(725)	(90.3)%
Income before income tax expense	2,329	9,312	(75.0)%
Income tax expense	3,111	19,877	(84.3)%
Net income (loss)	$(782)	$(10,565)	NM

Average basic shares outstanding	23,348	23,007	1.5%
Basic income (loss) per share	$(0.03)	$(0.46)	NM

Average diluted shares outstanding	23,348	23,007	1.5%
Diluted income (loss) per share	$(0.03)	$(0.46)	NM

Dividends declared per common share	$0.05	$0.04

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2018	December 31, 2017	Change
Net sales	$659,549	$625,279	5.5%
Cost of products sold	430,597	416,257	3.4%
Gross profit	228,952	209,022	9.5%
Gross profit margin	34.7%	33.4%
Selling expenses	73,940	74,309	(0.5)%
% of net sales	11.2%	11.9%
General and administrative expenses	61,893	60,704	2.0%
% of net sales	9.4%	9.7%
Research and development expenses	10,137	9,938	2.0%
% of net sales	1.5%	1.6%
Net loss on held for sale businesses	26,650	—	NM
Amortization of intangibles	11,358	11,547	(1.6)%
Income from operations	44,974	52,524	(14.4)%
Operating margin	6.8%	8.4%
Interest and debt expense	13,185	15,072	(12.5)%
Investment (income) loss, net	(297)	(161)	84.5%
Foreign currency exchange (gain) loss	206	705	(70.8)%
Other (income) expense, net	(417)	(1,713)	(75.7)%
Income before income tax expense	32,297	38,621	(16.4)%
Income tax expense	9,461	25,022	(62.2)%
Net income	$22,836	$13,599	67.9%

Average basic shares outstanding	23,245	22,778	2.1%
Basic income per share	$0.98	$0.60	63.3%

Average diluted shares outstanding	23,647	23,203	1.9%
Diluted income per share	$0.97	$0.59	64.4%

Dividends declared per common share	$0.10	$0.08

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2018	March 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,079	$63,021
Trade accounts receivable	123,411	127,806
Inventories	149,716	152,886
Prepaid expenses and other	16,577	16,582
Total current assets	347,783	360,295

Property, plant, and equipment, net	88,656	113,079
Goodwill	326,851	347,434
Other intangibles, net	239,452	263,764
Marketable securities	6,951	7,673
Deferred taxes on income	32,668	32,442
Other assets	20,163	17,759
Total assets	$1,062,524	$1,142,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$39,725	$46,970
Accrued liabilities	95,494	99,963
Current portion of long-term debt	60,038	60,064
Total current liabilities	195,257	206,997

Senior debt, less current portion	—	33
Term loan and revolving credit facility	254,795	303,221
Other non-current liabilities	192,041	223,966
Total liabilities	642,093	734,217

Shareholders’ equity:
Common stock	234	230
Additional paid-in capital	275,750	269,360
Retained earnings	219,289	197,897
Accumulated other comprehensive loss	(74,842)	(59,258)
Total shareholders’ equity	420,431	408,229
Total liabilities and shareholders’ equity	$1,062,524	$1,142,446

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2018	December 31, 2017
Operating activities:
Net income	$22,836	$13,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,763	26,873
Deferred income taxes and related valuation allowance	(2,353)	20,141
Net loss (gain) on sale of real estate, investments, and other	109	(10)
Stock based compensation	4,625	4,267
Amortization of deferred financing costs and discount on debt	1,992	2,009
Net loss on held for sale businesses	26,650	—
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	(1,407)	(6,516)
Inventories	(13,043)	(6,456)
Prepaid expenses and other	(103)	(130)
Other assets	232	2,803
Trade accounts payable	(5,330)	389
Accrued liabilities	3,558	5,388
Non-current liabilities	(8,733)	(11,114)
Net cash provided by operating activities	53,796	51,243

Investing activities:
Proceeds from sales of marketable securities	1,238	653
Purchases of marketable securities	(835)	(109)
Capital expenditures	(7,236)	(9,384)
Proceeds from sale of real estate	176	—
Net proceeds from sale of business	5,103	—
Net payments to former STAHL owner	—	(14,750)
Payment of restricted cash to former owner	(294)	(294)
Cash paid for purchase of equity investment	—	(3,359)
Net cash used for investing activities	(1,848)	(27,243)

Financing activities:
Proceeds from the issuance of common stock	3,708	5,961
Repayment of debt	(50,051)	(45,050)
Payment of dividends	(3,484)	(2,737)
Other	(1,941)	(1,255)
Net cash used for financing activities	(51,768)	(43,081)

Effect of exchange rate changes on cash	(5,416)	5,795

Net change in cash and cash equivalents	(5,236)	(13,286)
Cash, cash equivalents, and restricted cash at beginning of year	63,565	78,428
Cash, cash equivalents, and restricted cash at end of period	$58,329	$65,142

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Q3 FY 2019 Sales Bridge

	Third Quarter		Year to Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2018 Sales	$208.7		$625.3
Volume	9.9	4.8%	28.2	4.5%
Pricing	2.8	1.3%	6.9	1.1%
Foreign currency translation	(4.0)	(1.9)%	(0.9)	(0.1)%
Total change	$8.7	4.2%	$34.2	5.5%
Fiscal 2019 Sales	$217.4		$659.5

COLUMBUS McKINNON CORPORATION
Q3 FY 2019 Gross Profit Bridge

($ in millions)	Third Quarter	Year to Date
Fiscal 2018 Gross Profit	$68.7	$209.0
Sales volume and mix	2.0	8.9
Productivity, net of other cost changes	1.6	7.9
Pricing, net of material cost inflation	1.6	4.4
Product liability	0.6	0.8
Prior year STAHL integration costs	0.1	0.3
Foreign currency translation	(1.0)	(0.1)
Ohio plant closure	(0.2)	(0.2)
Current year STAHL integration costs	—	(0.3)
Prior year insurance settlement	—	(1.7)
Total change	$4.7	$20.0
Fiscal 2019 Gross Profit	$73.4	$229.0

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2018		March 31, 2018		December 31, 2017
($ in millions)
Backlog	$159.9		$177.4		$152.3
Long-term backlog (expected to ship beyond 3 months)	$55.1		$59.5		$50.9
Long-term backlog as % of total backlog	34.5%		33.5%		33.4%

Trade accounts receivable
Days sales outstanding (2)	52.3	days	54.3	days	53.8	days

Inventory turns per year (2)
(based on cost of products sold)	3.8	turns	3.7	turns	3.9	turns
Days' inventory (2)	96.1	days	100.0	days	93.6	days

Trade accounts payable
Days payables outstanding (2)	25.4	days	30.6	days	28.0	days

Working capital as a % of sales (1), (2)	17.9%		17.9%		17.4%

Debt to total capitalization percentage	42.8%		47.1%		49.6%

Debt, net of cash, to net total capitalization	37.9%		42.4%		44.9%
(1) December 31, 2017 figure excludes the impact of the acquisition of STAHL.
(2) December 31, 2018 figures exclude the Tire Shredder business, which was divested on December 28, 2018.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 20	63	63	61	64	251

FY 19	64	63	60	63	250

FY 18	63	62	60	63	248

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended December 31,		Year to Date Ended December 31,
	2018	2017	2018	2017
Gross profit	$73,405	$68,696	$228,952	$209,022
Add back (deduct):
Ohio plant closure	200	—	200	—
STAHL integration costs	—	50	—	271
Insurance settlement	—	—	—	(1,741)
Non-GAAP adjusted gross profit	$73,605	$68,746	$229,152	$207,552

Sales	$217,415	$208,725	$659,549	$625,279
Adjusted gross margin	33.9%	32.9%	34.7%	33.2%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended December 31,		Year to Date Ended December 31,
	2018	2017	2018	2017
Income from operations	$6,646	$13,710	$44,974	$52,524
Add back (deduct):
Impairment on held for sale business	16,653	—	27,753	—
Gain on sale of business	(1,103)	—	(1,103)	—
Insurance recovery legal costs	491	1,040	1,150	2,592
Ohio plant closure	200	—	200	—
STAHL integration costs	—	3,006	1,906	4,846
Magnetek litigation	—	—	—	400
Insurance settlement	—	—	—	(1,741)
Non-GAAP adjusted income from operations	$22,887	$17,756	$74,880	$58,621

Sales	$217,415	$208,725	$659,549	$625,279
Adjusted operating margin	10.5%	8.5%	11.4%	9.4%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended December 31,		Year to Date December 31,
	2018	2017	2018	2017
Net income (loss)	$(782)	$(10,565)	$22,836	$13,599
Add back (deduct):
Impairment on held for sale business	16,653	—	27,753	—
Gain on sale of business	(1,103)	—	(1,103)	—
Insurance recovery legal costs	491	1,040	1,150	2,592
Ohio plant closure	200	—	200	—
STAHL integration costs	—	3,006	1,906	4,846
Magnetek litigation	—	—	—	400
Insurance settlement	—	—	—	(1,741)
Normalize tax rate to 22% (1)	(974)	16,938	(4,224)	15,184
Non-GAAP adjusted net income	$14,485	$10,419	$48,518	$34,880

Average diluted shares outstanding	23,681	23,577	23,647	23,203

Diluted income (loss) per share - GAAP	$(0.03)	$(0.46)	$0.97	$0.59

Diluted income per share - Non-GAAP	$0.61	$0.44	$2.05	$1.50
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Gross Profit Increased 7% on 4% Revenue Growth in Third Quarter Fiscal Year 2019

January 31, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended December 31,		Year to Date December 31,
	2018	2017	2018	2017
Net income (loss)	$(782)	$(10,565)	$22,836	$13,599
Add back (deduct):
Income tax expense	3,111	19,877	9,461	25,022
Interest and debt expense	4,330	4,864	13,185	15,072
Investment loss (income)	82	(53)	(297)	(161)
Foreign currency exchange (gain) loss	(25)	312	206	705
Other (income) expense, net	(70)	(725)	(417)	(1,713)
Depreciation and amortization expense	7,901	9,118	24,763	26,873
Impairment on held for sale business	16,653	—	27,753	—
Gain on sale of business	(1,103)	—	(1,103)	—
Insurance recovery legal costs	491	1,040	1,150	2,592
Ohio plant closure	200	—	200	—
STAHL integration costs	—	3,006	1,906	4,846
Magnetek litigation	—	—	—	400
Insurance settlement	—	—	—	(1,741)
Non-GAAP adjusted EBITDA	$30,788	$26,874	$99,643	$85,494

Sales	$217,415	$208,725	$659,549	$625,279
Adjusted EBITDA margin	14.2%	12.9%	15.1%	13.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.